UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 20, 2013

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

___________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 20, 2013, QKL Stores Inc. (the “Company”) received a letter from The NASDAQ Stock Market Staff notifying the Company that it has regained compliance with the minimum bid price requirement for continued listing set forth in NASDAQ Listing Rule 5550(a)(2), as its common stock has achieved a closing bid price of $1.00 or more for 10 consecutive business days.

On September 5, 2012, NASDAQ Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The NASDAQ Stock Market. The Staff also notified the Company that it had been granted a grace period of 180 calendar days in which to regain compliance. In the letter dated February 20, 2013, the Staff informed the Company that it had determined that the closing bid price of the Company's common stock has been at $1.00 per share or greater for ten consecutive business days, from February 5, 2013 to February 19, 2013. Accordingly, the Company has regained compliance with NASDAQ Listing Rule 5550(a)(2) and this matter is now closed.

On February 22, 2013, the Company issued a press release with respect to its regaining compliance with the NASDAQ listing requirement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:/s/ Tsz-Kit Chan

Name: Tsz-Kit Chan

Title: Chief Financial Officer

Date: February 22, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 22, 2013